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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors of Bradley Real Estate, Inc.:

We consent to the use of our report dated January 22, 1999, except as to Note 14, which is as of February 23, 1999, relating to the consolidated balance sheets of Bradley Real Estate, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and related schedule of real estate and accumulated depreciation, which report appears in the December 31, 1998 Annual Report on Form 10-K of Bradley Real Estate, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                                           /s/ KPMG LLP


Chicago, Illinois
December 17, 1999